UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 30, 2012

BARRETT BUSINESS SERVICES, INC.

(Exact name of registrant as specified in charter)

Maryland

(State or other jurisdiction of incorporation)

0-21886

(SEC File Number)

52-0812977

(IRS Employer Identification No.)

8100 N.E. Parkway Drive, Suite 200
Vancouver, Washington	98662
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(360) 828-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a) The 2012 annual meeting of stockholders of Barrett Business Services, Inc. (the "Company") was held on May 30, 2012.

(b) The matters considered and voted on by the Company's stockholders at the annual meeting and the voting results were as follows:

Proposal 1. Six directors were elected, each for a one-year term, by the votes indicated.

Nominee	Shares Voted For	Shares Withheld	Broker Non-votes
Thomas J. Carley	4,790,261	259,790	1,548,441
Michael L. Elich	4,908,470	141,581	1,548,441
James B. Hicks, Ph.D.	4,789,361	260,690	1,548,441
Roger L. Johnson	4,933,945	116,106	1,548,441
Jon L. Justesen	4,826,564	223,487	1,548,441
Anthony Meeker	4,894,510	155,541	1,548,441

The following matters were approved by the votes indicated:

Proposal 2. Ratification of the appointment of Moss Adams LLP as the Company's independent public accountants for the year ending December 31, 2012.

Shares Voted For	Shares Voted Against	Abstentions
6,571,190	23,608	3,694

Proposal 3. Approval, by non-binding vote, of the compensation paid to the Company's named executive officers.

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-votes
4,841,167	151,299	57,585	1,548,441

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BARRETT BUSINESS SERVICES, INC.

Dated: June 4, 2012	By:	/s/ James D. Miller
James D. Miller Vice President-Finance, Treasurer and Secretary